Exhibit 10.7

AMENDED AND RESTATED LETTER OF CREDIT AND

REIMBURSEMENT AGREEMENT AMENDMENT NO. 2

This AMENDED AND RESTATED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT AMENDMENT NO. 2, dated and effective as of August 10, 2004 (this “Amendment”), is by and among Arch Reinsurance Ltd., Arch Reinsurance Company and Arch Insurance Company (the “Obligors”) and Fleet National Bank, as Agent and Issuing Lender (“Fleet”), and Comerica Bank and Barclays Bank (collectively with Fleet, the “Lenders”).

WHEREAS, the Obligors and the Lenders are parties to an Amended and Restated Letter of Credit and Reimbursement Agreement dated as of April 17, 2002 and Amended and Restated as of August 12, 2003, as further amended by the Amended and Restated Letter of Credit and Reimbursement Agreement Amendment No. 1 dated as of August 20, 2003 (as so amended and restated, the “Reimbursement Agreement”); and

WHEREAS, the Obligors the Lenders wish to amend the Reimbursement Agreement to extend the Facility Termination Date as set forth below.

NOW THEREFORE, the parties hereto agree as follows:

Section 1.               Defined Terms.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Reimbursement Agreement.

Section 2.               Amendment to the Reimbursement Agreement.  Effective as of the effective date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Reimbursement Agreement is hereby amended as follows:

The definition of “Facility Termination Date” set forth in Section 1.1 of the Reimbursement Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“Facility Termination Date” means September 10, 2004.

Section 3.               Conditions of Effectiveness.  This Amendment shall become effective when, and only when, the Lenders shall have received a counterpart of this Amendment executed by each of the parties hereto.  In addition, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Lenders and the Lenders shall have received any and all other information and documents with respect to each Obligor which they may reasonably request.

Section 4.               Representations and Warranties of the Obligors.  Each Obligor for itself represents as follows:

(a)           The execution, delivery and performance by such Obligor of this Amendment has been duly authorized by all necessary corporate action and does not and will not (i) require any consent or approval of such Obligor’s shareholders; (ii) violate any provisions of the Constituent Documents of such Obligor; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon such Obligor, except where such violation or failure to file would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of such Obligor or the ability of such Obligor to perform its obligations with respect to this Amendment or the Reimbursement Agreement, as amended; or (iv) result in a breach of, cause a lien to arise under, or constitute a default or require any consent under, any note, indenture or loan or agreement or any other agreement of such Obligor except where such breach, default or failure to obtain consent or approval would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of such Obligor or the ability of such Obligor to perform its obligations with respect to this Amendment or the Reimbursement Agreement, as amended.

(b)           This Amendment and the Reimbursement Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general principles of equity.

(c)           The representations and warranties contained in Article IV of the Reimbursement Agreement (as amended by this Amendment) are true, correct and complete in all material respects on and as of the date hereof as though made on and as of such date.

(d)           No Default or Event of Default as described in Article VI of the Reimbursement Agreement has occurred and is continuing or will result from the signing of this Amendment or the transactions contemplated hereby.

(e)           There has been no material adverse change in the condition (financial or otherwise) of such Obligor or the ability of each Obligor to perform its obligations with respect to the Reimbursement Agreement as amended hereby since the date of the last financial statements furnished to the Lenders.

Section 5.               Reference to and Effect on the Reimbursement Agreement.

(a)           Upon the effectiveness of this Amendment, each reference in the Reimbursement Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Reimbursement Agreement as amended hereby.

(b)           Except as specifically amended above, the Reimbursement Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c)           Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the

Lenders under the Reimbursement Agreement, nor constitute a waiver of any provision of the Reimbursement Agreement.

Section 6.               Costs, Expenses and Taxes.  The Lenders agree that they will be solely responsible for any and all costs and expenses incurred by the Lenders in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder.

Section 7.               Execution in Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

Section 8.               Governing Law.  This Amendment, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with the laws of the State of Connecticut without giving effect to the choice of law or conflicts of the law principles thereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective officers, as an instrument under seal, as of the date first above written.

ARCH REINSURANCE LTD.

By:	/s/ Janine Trench
Name: Janine Trench
Title: Controller

ARCH REINSURANCE COMPANY

By:	/s/ Barry E. Golub
Name: Barry E. Golub
Title: Treasurer & Controller

ARCH INSURANCE COMPANY

By:	/s/ Ramin Taraz
Name: Ramin Taraz
Title: Controller

FLEET NATIONAL BANK, as Agent and Issuing Lender

By:	/s/ Debra Basler
Name: Debra Basler
Title: Principal

COMERICA BANK, as Lender

By:	/s/ Dru Steinly
Name: Dru Steinly
Title: International Banking Officer

BARCLAYS BANK, as Lender

By:	/s/ Richard Askey
Name: Richard Askey
Title: Relationship Manager